SECOND AMENDMENT OF LEASE

This Amendment of Lease, dated as of July 1, 2006 (the "**Effective Date**"), is entered into by and between **CANTON REALTY ASSOCIATES LIMITED PARTNERSHIP**, a Massachusetts limited partnership, with a principal place of business at 145 Rosemary Street, Suite E, Needham, Massachusetts 02494 (the "**Landlord**") and **EXGENEX, INC.**, a New York corporation, with a principal place of business at 437 Turnpike Street, Canton, Massachusetts 02021(the "**Tenant**").

RECITALS:

A. Reference is hereby made to that certain Lease, dated April 2005, by and between Landlord and Tenant, demising certain premises containing approximately 29,211 rentable square feet of space at 437 Turnpike Street, Canton, Massachusetts (the "**Leased Premises**"), as amended by that certain Amendment of Lease dated as of July 15, 2005 (the "**First Amendment**"). Said Lease, as amended by the First Amendment, is referred to herein as the "**Original Lease**".

B. Landlord and Tenant desire to amend the Original Lease in certain respects, all as more particularly set forth below.

AGREEMENTS:

In consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Original Lease as follows:

1. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Original Lease. The Original Lease, as amended by this Amendment, is referred to herein as the "**Lease.**"

2. The definition of "**Leased Premises,**" as set forth in Section 1.1 of the Original Lease, is hereby deleted in its entirety and the following is hereby substituted therefor:

> The approximately 8,514 square feet of rentable space on the mezzanine level of the Building as shown on the plan attached hereto as Exhibit A.

3. The definition of "**Base Rent,**" as set forth in Section 1.1 of the Original Lease, is hereby deleted in its entirety and the following is hereby substituted therefor:

> From the Effective Date to the expiration of the fifth (5th) Lease Year, Base Rent shall be Seventy Thousand Four Hundred Ninety-Five and 92/100 Dollars ($70,495.92) per annum (calculated on the basis of $8.28 per square foot of the Leased Premises). From the first day of the sixth (5th) Lease Year to the Expiration Date, Base Rent shall be Seventy-Two Thousand Three Hundred Sixty-Nine and 00/100 Dollars ($72,369.00) per annum (calculated on the basis of $8.50 per square foot of the Leased Premises). .

4. The definition of "**Tenant's Proportionate Share**," as set forth in Section 1.1 of the Original Lease, is hereby deleted in its entirety and the following is hereby substituted therefor:

> Tenant's Proportionate Share is 16.45% which is calculated by dividing 8,514 (being the number of square feet of gross floor area in the Leased Premises) by 51,757 (being the number of square feet of gross floor area in the Building). The Tenant shall be entitled to have the Landlord recalculate the Tenant's Proportionate Share only if an addition to the Building or an additional Building on the Property is constructed which increases the amount of rentable space.

5. The Original Lease as amended by this Amendment is hereby ratified and confirmed in all respects. To the extent of any inconsistencies or contradictions between the terms and conditions of the Original Lease and this Amendment, the term and conditions contained in this Amendment shall supersede.

[End of page. Signature page follows.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument under seal as of the day and year first above written.

LANDLORD:

CANTON REALTY ASSOCIATES LIMITED PARTNERSHIP

By: Canton Investment Corporation, its General Partner

By: [signature]
Donald A. Levine, President

TENANT:

EXGENEX, INC.

By: [signature]
Name: STEPHEN SABBA
Title: PRESIDENT

92692-1

EXHIBIT A

Plan of Leased Premises